Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Vonage Holdings Corp.
23 Main Street
Holmdel, New Jersey 07733
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2015 Equity Incentive Plan of our reports dated February 28, 2017, except for Note 3 (not presented herein) for which is February 27, 2018, relating to the consolidated financial statements, and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
Woodbridge, New Jersey
September 9, 2019